Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(208,090,770)
Realized Gain (Loss) on Swap Contracts	(63,047,003)
Unrealized Gain (Loss) on Market Value of Commodity Futures	145,252,291
Unrealized gain (loss) on Fair Value of Swap Contracts	42,202,371
Dividend Income	316,437
Interest Income	3,605,814
ETF Transaction Fees	19,000
Total Income (Loss)	$(79,741,860)

Expenses
General Partner Management Fees	$500,633
Professional Fees	95,143
Brokerage Commissions	195,901
Directors' Fees and insurance	29,084
License fees	12,516
Total Expenses	$833,277
Net Income (Loss)	$(80,575,137)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/23	$1,005,203,187
Additions (5,775,000 Shares)	118,921,349
Withdrawals (3,500,000 Shares)	(69,695,067)
Net Income (Loss)	(80,575,137)

Net Asset Value End of Month	$973,854,332
Net Asset Value Per Share (47,821,147 Shares)	$20.36

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596